EXHIBIT 10.5
METRETEK TECHNOLOGIES, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
2006 Non-Plan Grant
(Employees)
          This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is effective as of the date set forth as the Grant Date in the attached Notice of Stock Option Grant (the “Grant Date”), by and between Metretek Technologies, Inc., a Delaware corporation (the “Company”), and the individual named as the Optionee in the attached Notice of Stock Option Grant (the “Optionee”).
Recitals
          WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the undersigned officer of the Company to grant to the Optionee an option to purchase shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company on the terms and subject to the conditions set forth in this Agreement; and
          WHEREAS, the option granted hereunder is not being granted pursuant to the provisions of any previously adopted stock plan;
Agreement
          NOW, THEREFORE, in consideration of the premises, the parties hereto, intending to be legally bound hereby, agree as follows:
          1. Grant of Option. Upon the terms and conditions set forth in this Agreement and the attached Notice of Stock Option Grant, the Company hereby grants to the Optionee the option (the “Option”) to purchase the number of shares of Common Stock set forth on the attached Notice of Stock Option Grant (the “Option Shares”) at the purchase price set forth on the attached Notice of Stock Option Grant (the “Exercise Price”), which Exercise Price is equal to or greater than the fair market value of the Common Stock on the Grant Date. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
          2. Vesting of Option. The Option shall vest and become exercisable in accordance with the vesting schedule set forth in the attached Notice of Stock Option Grant (the “Vesting Schedule”).
          3. Exercise of Option. To the extent the Option has vested and become exercisable in accordance with the Vesting Schedule, the Option may be exercised by the Optionee (or by any other person permitted by Section 8 hereof to exercise the Option) in accordance with the following provisions:
                    (a) Method of Exercise. The Option may be exercised, in whole or in part, by giving written notice of exercise to the Company at its principal executive offices stating the number of Option Shares to be purchased upon such exercise, accompanied by payment in full of the Exercise Price for the Option Shares to be purchased. Payment of the Exercise Price shall be made by any of the following methods, or a combination thereof, at the election of the Optionee:
(i)	Cash;

(ii)	Check, bank draft or money order made payable to the Company;

(iii)	Delivery of shares of Common Stock already owned by the Optionee, surrendered in proper form for transfer and valued at their Fair Market Value on the date of delivery; or

(iv)	By irrevocable direction to a securities broker or dealer acceptable to the Company to sell the Option Shares and deliver all or part of the sales proceeds to the Company.
                    (b) Delivery of Certificates. After payment in full for the Option Shares purchased pursuant to the exercise of the Option has been received, the Company shall deliver to the Optionee properly executed certificates representing such Option Shares as promptly thereafter as is reasonably practicable.
                    (c) Tax Withholding. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of the Option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Option Shares purchased by exercising this option.
          4. Expiration of the Option.
                    (a) Expiration Date. The Option shall expire upon the “Expiration Date” set forth in the attached Notice of Stock Option Grant (the “Expiration Date”); provided, however, that if the Optionee ceases to be an employee of the Company or of any subsidiary of the Company (“Subsidiary”) prior to the Expiration Date, then the Optionee’s right to exercise the Option, to the extent it is otherwise then exercisable pursuant to Section 2 hereof, shall be limited as provided in this Section 4.
                    (b) Death. In the event of the death of the Optionee, the Option may continue to be exercised, to the extent the Option is otherwise exercisable on the date of the Optionee’s death (and without any further vesting), by the Optionee’s estate, personal representative or beneficiary, until the earlier of the Expiration Date or one year after the date of death, on which date the Option shall expire.
                    (c) Disability. In the event the Optionee’s employment with the Company is terminated due to a “permanent disability” of the Optionee, then the Option may continue to be exercised, to the extent the Option is otherwise exercisable on the date of termination of employment (and without any further vesting), until the earlier of the Expiration Date or one year after the date of termination, on which date the Option shall expire. For purposes hereof, a “permanent disability” shall be deemed to be the physical or mental inability of the Optionee to perform the Optionee’s duties to the Company because of a physical or mental disability expected to last for a continuous period of at least one year.
                    (d) Termination of Employment. In the event the Optionee’s employment with the Company is terminated for any reason other than those provided in Subsections (b) or (c) above, then the Option may continue to be exercised, to the extent the Option is otherwise exercisable on the date of termination (and without any further vesting), until the earlier of the Expiration Date or the date that is three months after the date of termination of Optionee’s employment, on which date the Option shall expire. For purposes of this Agreement, an Optionee shall be deemed to be “employed” by the Company so long as the Optionee is an employee, director, officer, consultant or advisor of the Company or any Subsidiary.
                    (e) Transfer to Related Subsidiary. In the event the Optionee ceases to be an employee of the Company in order to become an employee of any Subsidiary, or the Optionee ceases to be an employee of any such Subsidiary in order to become an employee of the Company or of another Subsidiary, then the Optionee shall be deemed to continue as an employee of the Company for all purposes of this Agreement.
          5. Change In Control.
                    (a) Effect of a Change in Control. In the event of a “Change in Control” (as defined below), for a period of 60 days following a Change in Control, the Optionee may elect to surrender any outstanding portion of the Option and to receive, in full satisfaction therefor, a cash payment equal to the value of the Option calculated on the basis of the Change in Control Price (as defined below) of any Option Shares or the Fair Market Value (as defined below) of any property other than Option Shares relating to such Option; provided, however, that in the case of a Change in Control described in Section 5(b)(i)(C) or (D) below, the payment described in this sentence shall not necessarily be made in cash but instead may be made in the same form (i.e., cash, shares of Common Stock, other securities or a combination thereof) as holders of shares of Common Stock receive in exchange for their shares of Common Stock in the transaction that results in the Change in Control.

                    (b) Definition of Certain Terms. For purposes of this Section 5, the following definitions shall apply:
                              (i) “Change in Control” means and shall be deemed to have occurred if:
                                        (A) any Person, other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the beneficial owner of all Shares that such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise, conversation rights, warrants, options or otherwise, without regard to the 60 day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25% or more of the total voting power of all the then outstanding Voting Securities, except that there shall be excluded from the number of Voting Securities deemed to be beneficially owned by a Person a number of Voting Securities representing not more than 10 percent of the then outstanding voting power if such Person is (1) eligible to file a Schedule 13G pursuant to Rule 13-1(b)(1) under the Exchange Act with respect to Voting Securities or (2) an underwriter who becomes the beneficial owner of more than 20% of the then outstanding Voting Securities pursuant to a firm commitment underwriting agreement with the Company; or
                                        (B) the individuals who, as of the Grant Date, constitute the members of the Board together with those directors who are first elected subsequent to such date and whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board then still in office who were either directors as of the effective date of the Plan or whose election or nomination for election was previously so approved (the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board; or
                                        (C) the consummation of a merger, consolidation, recapitalization or reorganization of the Company, reverse spilt of any class of Voting Securities, or in an acquisition of securities or assets by the Company, other than (1) any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding Voting Securities immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (2) any such transaction which would result in a Related Party beneficially owning more than 50% of the voting securities of the surviving entity outstanding immediately after such transaction; or
                                        (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets other than (1) any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction, or (2) a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition.
                                        (E) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.
                              (ii) “Change in Control Price” means, with respect to a Share, the higher of (A) the highest Fair Market Value of the Shares at any time during the 60 calendar days preceding and the 60 days following the Change in Control; or (B) the highest price paid per Share in a transaction which either (1) results in a Change in Control or (2) would be consummated but for another transaction which results in a Change in Control and, if it were consummated, would result in a Change in Control. With respect to clause (B) in the preceding sentence, the “price paid” will be equal to the sum of (1) the face amount of any portion of the consideration consisting of cash or cash equivalents and (2) the Fair Market Value of any portion of the consideration consisting or real or personal property other than cash or cash equivalents, as established by an independent appraiser selected by the Board.
                              (iii) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the rules, regulations and interpretations promulgated thereunder, and any successor provisions, rules, regulations and interpretations.
                              (iv) “Fair Market Value” means the fair market value of the property or other item being valued, as determined by the Board in its sole discretion or by procedures established by the Board; provided, however, that the fair market value of Shares as of any date means the closing sale price of the Shares on such date or, if there are no sales on such date, then the closing sale price of the Shares on the most recent date prior to such date on which there was a sale of Shares, as reported on the American Stock Exchange or on any other national securities exchange on which Shares are then listed or quoted, or on the Nasdaq Stock Market or any other quotation system approved by the National Association of Securities Dealers, Inc., which constitutes the primary trading market for the Shares.
                              (v) “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
                              (vi) “Related Party” means (A) a Subsidiary of the Company; or (B) an employee or group of employees of the Company or any majority-owned Subsidiary of the Company; or (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned Subsidiary of the Company; or (D) an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.
                              (vii) “Shares” means shares of common stock, par value $.01 per share, of the Company, or such other securities of the Company as may be designated by the Board from time to time.
                              (viii) “Voting Securities or Security” means any securities of the Company which carry the right to vote generally in the election of directors.
          6. Adjustments in the Common Stock.
                    (a) In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, split-up, combination, spin-off, combination, repurchase, liquidation, dissolution, exchange of shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is necessary or determined by the Board to be appropriate in order to prevent dilution or enlargement of the Optionee’s rights under this Agreement, then the Board shall proportionately adjust any or all of (i) the number and kind of Option Shares which may thereafter be issued in connection with the Option; (ii) the number and kind of Option Shares issued or issuable with respect to the outstanding Option; and (iii) the Exercise Price.
                    (b) The grant of this Option shall not affect in any way the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
          7. Legality of Initial Issuance.
                    No Option Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:
                    (a) the Company has taken all actions required to register the Option Shares under the Securities Act or to perfect an exemption from the registration requirements thereof;
                    (b) any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed or traded has been satisfied; and
                    (c) any other applicable provision of state or federal law has been satisfied.
          8. Transferability of the Option. The Option shall be transferable by the Optionee only as follows:
                    (a) By will or the laws of descent and distribution;
                    (b) Pursuant to a Qualified Domestic Relations Order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974; or

                    (c) Without consideration (other than in exchange for an interest in one of the following partnerships, limited liability companies or other entities), to (i) the Optionee’s spouse, children or grandchildren (whether by blood, adoption or step) (“Family Members”), (ii) any trust in which Optionee and such Optionee’s Family Members have more than 50% of the beneficial interests, or (iii) any partnership, limited liability company or other entity in which the Optionee and such Optionee’s Family Members own more than 50% of the voting interests, provided that (x) following any transfer of the Option pursuant to this Section 8(c), the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Agreement, any reference to the Optionee shall be deemed to refer to the transferee, (y) in the event of a transferee’s death, the Option may be exercised by the personal representative of the transferee’s estate or, if no personal representative has been appointed, by the successor or successors in interest determined under the transferee’s will or under applicable laws of descent and distribution, and (z) the events of expiration of the Option set forth in Section 4 hereof shall continue to be applied with respect to the original Optionee, following which the Option shall be exercisable by the transferee only to the extent and for the period specified in Section 4 hereof.
          9. No Rights As Stockholder Until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares unless and until such time as the Optionee has exercised the Option by delivering a properly completed and executed notice of exercise and has paid in full the Exercise Price for the number of Option Shares for which the Option is to be so exercised in accordance with Section 3 hereof and certificates representing the Option Shares have been issued to the Optionee with respect thereto. Except as expressly provided in Section 6 hereof with respect to certain changes in the capitalization of the Company, no adjustment in the number of Option Shares or the Exercise Price shall be made for dividends or similar rights for which the record date is prior to such date of exercise.
          10. No Right to Employment. Nothing contained in this Agreement shall confer, and the grant of the Option shall not be construed as conferring, upon the Optionee, any right to continue in the employ or service of the Company or any Subsidiary or interfering in any way with the right of the Company or any Subsidiary to (a) terminate the Optionee’s employment or service at any time, or (b) increase or decrease the compensation of the Optionee from the rate in existence at the time of granting the Option.
          11. Administration.
                    (a) Authority of the Board. The Option and this Agreement shall be administered by the Board. Subject to the terms of this Agreement and applicable law, and in addition to other express powers and authorizations conferred on the Board by this Agreement, the Board shall have full power and authority to: (i) interpret and administer the Option and this Agreement; (ii) adopt, amend, suspend, waive or rescind such rules and regulations and appoint such agents as it shall deem necessary or desirable for the administration of the Option and this Agreement; (iii) correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Option and this Agreement; and (iii) make any other determinations and decisions and take any other action that the Board deems necessary or desirable for the administration of the Option and this Agreement.
                    (b) Exercise of Authority. Unless otherwise expressly provided in this Agreement, all designations, determinations, interpretations and other decisions under or with respect to the Option and this Agreement shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, its Subsidiaries, the Optionee and stockholders. The express grant of any specific power to the Board, and the taking of any action by the Board, shall not be construed as limiting any power or authority of the Board. The Board may delegate to officers or managers of the Company or any Subsidiary, or committees thereof, the authority, subject to such terms as the Board shall determine, to perform such functions, including administrative functions, as the Board may determine, to the extent that such delegation is permitted under applicable law, rules and regulations. The Board may appoint agents to assist it in administering the Plan.
                    (c) Delegation to a Committee or Officers. Notwithstanding anything to the contrary contained herein, the Board may at any time, or from time to time, appoint a committee of the Board of Directors (“Committee”) or one or more executive officers of the Company “Officers”) and delegate to such Committee or Officers the authority of the Board to administer the Option and this Agreement, including to the extent provided by the Board, the power to further delegate such authority. Upon such appointment and delegation, any such Committee or Officer shall have all the powers, privileges and duties of the Board in the administration of the Option and this Agreement to the extent provided in such delegation.

                    (d) Limitation of Liability. The Board, the Committee, if any, each member of each, and any Officer shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, legal counsel, other consultants or any other agents assisting in the administration of the Option and this Agreement. Members of the Board and of the Committee, if any, any Officer, and any officer or employee of the Company or a Subsidiary acting at the direction or on behalf of the Board, the Committee, if any, or any Officer shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
          12. Miscellaneous.
                    (a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed given when sent by first class certified or registered mail, postage prepaid, return receipt requested, or by personal delivery, addressed as follows:
(i)	If to the Company, at its principal executive offices; or

(ii)	If to the Optionee, at the address set forth below his signature on the attached Notice of Stock Option Grant.
The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.
                    (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to provisions governing conflicts of laws.
                    (c) Entire Agreement. This Agreement (along with the Notice of Stock Option Grant) constitutes the entire agreement and understanding between the parties hereto regarding the subject matter hereof, and supersedes all prior written or oral agreements, understandings and communications between the parties related to the subject matter of this Agreement.
                    (d) Amendment. This Agreement may be modified, amended or rescinded only by a written Agreement executed by all parties hereto.
                    (e) Severability. If any provision of this Agreement or the Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Agreement or the Option under any law, this Agreement and the Option shall be deemed amended to conform to applicable laws or, if it cannot be construed or deemed without, in the determination of the Board, materially altering the intent of the Agreement and the Option, it shall be deleted and the remainder of the Agreement shall remain in full force and effect. If any of the terms or provisions of this Agreement or the Option conflict with the requirements of applicable law or applicable rules and regulations thereunder, then such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with applicable law, or applicable rules and regulations, without invalidating new remaining provisions hereof.
                    (f) Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
                    (g) Specific Performance and Remedies. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right to, in addition to any other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies that they might have to the extent permitted by law. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be accumulative, and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
                    (h) Waivers. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived. Any waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof.

                    (i) Captions. The captions contained in this Agreement are included for convenience of reference only and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.
                    (j) Construction. For purposes of this Agreement, the following rules of construction shall apply: (i) the word “or” is disjunctive but not necessarily exclusive; and (ii) the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.
(End of Non-Qualified Stock Option Agreement—2006 Non-Plan Grant)